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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                            WITH RESPECT TO FORM S-3

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 1, 2000 included in the Sanmina Corporation and Subsidiaries Form 8-K dated September 15, 2000, for the year ended October 2, 1999, and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

San Jose, California

November 20, 2000


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